FINDER’S FEE AGREEMENT

THIS AGREEMENT is dated for reference January 30, 2006

BETWEEN:	ETERNAL ENERGY CORP., having its registered and records office located at Suite 300, 2120 West Littleton Blvd., Littleton Colorado 80120

(the “Company”)

AND:	TAVERHAM COMPANY LTD., of The Shires, Old Grantham Road, Whatton In The Vale, Nottingham, NG13 9FR, United Kingdom

(the “Finder”)

W H E R E A S:

A.   The Company has entered into an agreement with International Frontier Resources Corporation (“IFRC”) whereby the Company has agreed to acquire (the “Acquisition”) a 10% interest (the “Interest”) in a North Sea petroleum exploration project consisting of a 255 square kilometre block known as UKCS Quad 14, blocks 14/23 (SE/4) 12/28a and 14/29b and a 10% interest in UKCS Quads 41 and Quad 42 in consideration of (among other things) payment of US$90,000 and 15% of the cost of drilling, testing, completing and equipping a test well, estimated to be US$1,500,000 on Quad 14 and payment of US$75,000 and 15% of the cost of drilling, testing, completing and equipping a test well, estimated to be US$1,500,000 on Quad 41/42.

B.   The Finder was instrumental in introducing the Company to IFRC, and in negotiating an agreement between the parties, and as such, the Company has agreed to pay to the Finder a finder’s fee, payable in shares of the Company, as hereinafter set forth;

C.   The Finder is not an insider or associate of an insider of either the Company or IFRC,

THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements herein contained the parties agree as follows:

1.   The Company hereby agrees to pay to the Finder, in consideration of its services in enabling the Company to acquire the Interest, a finder’s fee of 350,000 common shares of the Company (the “Finder’s Shares”); and the Finder hereby agrees to accept the same from the Company in full consideration for such services.

2.   The Finder acknowledges and agrees that the Finder’s Shares will be:

(a)	issued only upon closing of the Acquisition (and that if closing of the Acquisition does not occur, then the Company will have no obligation to issue the Finder’s Shares);

(b)	subject to such resale restrictions as may be imposed by applicable securities legislation and regulatory policies; and

(c)	subject to such escrow restrictions as may be imposed by securities regulators.

3.   Any notice to be given under this Agreement shall be in writing and shall be addressed and delivered personally or mailed to the parties at their addresses as first above given or at such other address as may from time to time be notified in writing by either of the parties. Any such notice shall be deemed to have been given on the day delivered or five business days following the date of mailing.

4.   This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

5.   The parties shall execute such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the terms of this Agreement.

6.   This Agreement may not be assigned by either party hereto except with the prior written consent of the other party hereto.

7.   This Agreement will be construed under and governed by the laws of the Province of Alberta.

8.   This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

9.   This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written notwithstanding its actual date of execution.

ETERNAL ENERGY CORP.
By Its Authorized Signatory:

/s/ Bradley M. Colby__________________

TAVERHAM COMPANY LTD.
By Its Authorized Signatory:

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